Exhibit 10.1

EXECUTION VERSION

CONSENT, SUPPLEMENTAL AND AMENDMENT LETTER

Between:

(1)                                                                                 GENER8 MARITIME SUBSIDIARY II INC. as Borrower (the “Borrower”)

(2)                                                                                 GENER8 MARITIME, INC. as Parent (the “Parent”)

(3)                                                                                 Nordea Bank AB (Publ), New York Branch (f/k/a Nordea Bank Finland Plc, New York Branch) as Facility Agent and Collateral Agent (the “Facility Agent”)

(4)                                                                                 The Lenders party hereto.

and

(5)                                                                                 EURONAV NV a company incorporated in Belgium whose registered address is at de Gerlachekaai 20, B-2000 Antwerp, Belgium (“Euronav”)

March 29, 2018

Dear Sirs

MERGER CONSENT REQUEST

1                                        BACKGROUND

1.1                              We refer to the credit agreement dated September 3, 2015 (as amended, modified, restated and/or supplemented from time to time) and made between, amongst others, (i) the Borrower, (ii) the Parent, (iii) the Facility Agent, and (iv) the financial institutions party thereto as lenders (the “Lenders”), for an amount of up to $581,000,000 (the “Facility Agreement”).

2                                        INTERPRETATION

2.1                              Words and expressions defined in the Facility Agreement shall have the same meanings when used in this amendment letter (this “Letter”) unless otherwise defined. In this Letter, unless the contrary intention appears:

“Waiver Effective Date” means the date on which the conditions precedent in paragraph 4.3 are satisfied as confirmed by the Facility Agent.

“Merger Effective Date” means the date on which the Effective Time (defined in the merger agreement in relation to the Merger) has occurred (as subsequently confirmed by the Borrower to the Facility Agent but which confirmation shall not affect the effectiveness of the amendments set forth in Section 5 as of the Effective Time).

3                                        REQUEST

3.1                              We refer to our recent discussions and the request letter dated 26 February 2018 in which the Borrower and Euronav advised of:

(a)                                the merger agreement between Euronav and Gener8 Maritime, Inc., whereby a stock-for-stock merger for the entire issued and outstanding share capital of Gener8 Maritime, Inc.

was agreed, pursuant to which it is proposed that Gener8 Maritime, Inc. would become a wholly-owned subsidiary of Euronav (the “Merger”);

(b)                                the intended repayment of the BlueMountain Indebtedness contemporaneously or shortly after the consummation of the Merger;

(c)                                 Euronav’s intention to gradually withdraw the Collateral Vessels from the VL8 pool and employ the Collateral Vessels under time charter from the respective Subsidiary Guarantor to Euronav in order for the Collateral Vessel to be employed in the Tankers International Pool. The time charter party between such Subsidiary Guarantor and Euronav shall be at a market rate and shall include a purchase option in favour of Euronav.

4                                        CONSENT

4.1                              The Lenders have considered the Merger and the information provided to the Lenders in connection therewith and each of the Lenders party hereto hereby consents to the following waivers, subject to the occurrence of the Waiver Effective Date and the terms and conditions of this Letter, to:

(a)                                the proposed Merger;

(b)                                waive the Event of Default under the Facility Agreement that would arise upon a Change of Control pursuant to Section 9.10 (Change of Control) of the Facility Agreement as a result of (i) the Merger and (ii) the replacement of the directors on the board of directors of Parent by nominees of Euronav on or about the date of the Merger;

(c)                                 waive the restrictions set out in Section 8.04 (Dividends) of the Facility Agreement in order to permit Dividends from the Parent to Euronav and to permit the repayment of the BlueMountain Indebtedness in full contemporaneously with or shortly after the consummation of the Merger;

(d)                                waive the restrictions set out in Section 8.14 (Special Provisions Relating to the BlueMountain Indebtedness) of the Facility Agreement in order to permit the repayment of the BlueMountain Indebtedness in full contemporaneously with or shortly after the consummation of the Merger; and

(e)                                 waive the provisions of Section 8.02 (Consolidation, Merger, etc.) of the Facility Agreement in order to permit the Merger and the related sale of the shares of Gener8 Maritime Subsidiary VII, Inc., a corporation incorporated under the laws of the Marshall Islands and the sole member of six limited liability companies which in the aggregate hold title to six VLCC vessels to International Seaways, Inc. or any other such buyer.

4.2                              The agreement of the Lenders to the waivers contained in this paragraph 4 shall have effect on and from the Waiver Effective Date.

4.3                              The consent of the Lenders party hereto to the waivers contained in this paragraph 4 is subject to the fulfilment of the following conditions precedent:

(a)                                an executed original of this Letter by each party hereto;

(b)                                a Guaranty Agreement executed by Euronav, which shall become effective on the Merger Effective Date, guaranteeing all the obligations under the Facility Agreement in substantially the form attached hereto as Exhibit A;

(c)                                 confirmations by each Lender party hereto that their “know your customer” or similar identification procedures in relation to Euronav and the Merger have been complied with; and

(d)                                evidence of payment of all fees and expenses.

4.4                              The Facility Agent shall promptly notify the Borrower, the Parent and Euronav of the Waiver Effective Date.

5                                        AMENDMENTS FOLLOWING MERGER

5.1                              On and from the Merger Effective Date, the Facility Agreement shall be amended as follows:

(a)                                Section 1.01 (Defined Terms) of the Facility Agreement shall be amended to include the following new defined terms in appropriate alphabetical order:

“Consent and Amendment Letter” shall mean that certain letter agreement, dated as of March 29, 2018 by and among the Borrower, Euronav, the Facility Agent and the Lenders party thereto.

“Euronav” shall mean Euronav NV, a company incorporated in Belgium whose registered address is at de Gerlachekaai 20, B-2000 Antwerp, Belgium.

“Euronav Guaranty” shall mean that certain guaranty agreement, dated as of March 29, 2018 by and between Euronav and the Facility Agent.

“Merger” shall mean the merger of Euronav MI Inc., a wholly-owned subsidiary of Euronav, and the Parent, as a result of which the Parent, as the surviving entity, would become a wholly-owned subsidiary of Euronav, in accordance with the terms of the Merger Agreement.

“Merger Agreement” shall mean the Agreement and Plan of Merger dated as of December 20, 2017 by and among Euronav, Euronav MI Inc. and the Parent relating to the Merger.

“Merger Effective Date” shall have the meaning given to it in the Consent and Amendment Letter.

(b)                                the definition of “Change of Control” in Section 1.01 (Defined Terms) of the Facility Agreement shall be amended as follows:

(i)                                   sub-paragraph (c)(i) shall be amended to insert the text “(excluding Euronav and the shareholders of Euronav to the extent such shareholders constitute a “group” in connection with the transactions contemplated by the Merger Agreement)” immediately after the text “a “person” or “group”“ appearing in such sub-paragraph, and

(ii)                                sub-paragraph (c)(ii) shall be amended to add the following text at the end of such sub-paragraph “; provided that the replacement of the board of directors of the Parent by Euronav on and after the Merger Effective Date shall not constitute a Change of Control”;

(c)                                 the definition of “Acceptable Pool Manager” in Section 1.01 (Defined terms) of the Facility Agreement shall be amended and restated as follows:

““Acceptable Pool Manager” shall mean (i) VL8 Pool Inc., (ii) V8 Pool Inc., (iii) Unique Tankers LLC, (iv) any Affiliate of the Parent (provided that the requirements of Section 8.06 shall be satisfied with respect thereto), (v) Tankers International Pool and (vi) any other reputable pool manager (provided that the Parent shall give the Facility Agent at least 30 days’ prior written notice of the inclusion of any Collateral Vessel in such a pool).”;

(d)                                the definition of “Approved Technical Manager” in Section 1.01 (Defined terms) of the Facility Agreement shall be amended and restated as follows:

““Approved Technical Manager” shall mean, with respect to a Collateral Vessel, (i) the technical managers set forth under the heading “Technical Manager” on Schedule III, (ii) Euronav or any Wholly-Owned Subsidiary of Euronav, (iii) any manager of the Anglo-Eastern Univan Group, (iv) Wallem Ship Management of 9/F Dorset House, Taikou Place, 979 King’s Road, Quarry Bay, Hong Kong or any Affiliate of it, (v) V. Ships of 63 Queen Victoria Street, EC4N 4UA, London, England or any Affiliate of it or (vi) any other reputable company experienced in technical and commercial ship management selected by the Borrower and reasonably acceptable to the Required Lenders.”;

(e)                                 the definition of “Commercial Manager” in Section 1.01 (Defined terms) of the Facility Agreement shall be amended and restated as follows:

““Commercial Manager” shall mean (i) Navig8 Asia Pte. Ltd., a company organized under the laws of Singapore, (ii) VL8 Management Inc., a Marshall Islands corporation, (iii) any Affiliate of the Parent (provided the requirements of Section 8.06 shall be satisfied with respect thereto), (iv) Tankers International Pool and (v) any other reputable commercial manager (provided that the Parent shall give the Facility Agent at least 30 days’ prior written notice of the entrance into a commercial management agreement with such manager).”;

(f)                                  the definition of “Guaranty” set forth in Section 1.01 (Defined terms) of the Facility Agreement is hereby amended and restated as follows:

““Guaranty” shall mean, collectively, the Parent Guaranty, the Euronav Guaranty and the Subsidiaries Guaranty.”;

(g)                                 Section 7.19 (Maintenance of Listing) of the Facility Agreement shall be amended to replace the words “The Parent” with “Euronav”;

(h)                                Section 8.13 (Chartering Arrangements) of the Facility Agreement shall be amended by inserting the following text at the end of such Section:

“For the avoidance of doubt, nothing contained herein shall restrict the chartering of the Collateral Vessels to Euronav.”; and

(i)                                    Schedule V-A (Required Insurance) of the Facility Agreement shall be amended as follows:

(i)                                    paragraph (a) shall be amended to replace the text “(it being understood that AON and Marsh are satisfactory)” appearing in such paragraph with the text “(it being understood that AON, JLT Belgibo, Proteus Risk Solutions NV and Marsh are satisfactory)” in lieu thereof;

(ii)                                the second limb (x) of paragraph (a)(i) shall be amended to replace the text “70 per cent (70%)” appearing therein with the text “80 per cent (80%)” in lieu thereof; and

(iii)                             paragraph (a)(iii) shall be amended to replace the text “110%” appearing therein with the text “120%” in lieu thereof.

5.2                              The definitions of “Acceptable Pool Agreement” and “Management Agreement” appearing in the Section 1.01 (Defined terms) of the Global Assignment Agreement shall be amended to give effect to the amendments to the definitions of “Acceptable Pool Manager”, “Acceptable Technical Manager” and “Commercial Manager” set forth in the Facility Agreement.

6                                        REPRESENTATIONS

6.1                              The Credit Parties represent and warrant to the Lenders that the Repeating Representations remain true and not misleading as at the date of this Letter with reference to the circumstances now existing.

6.2                              Euronav represents and warrants to the Lenders that:

(a)                                it is duly incorporated, validly existing and in good standing under the laws of Belgium;

(b)                                it has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it to execute this Letter; and

(c)                                 all information provided to the Finance Parties in connection with the Merger is true, accurate and up to date, has been prepared on the basis of reasonable assumptions and nothing has occurred or been omitted from any such information and no information has been given or withheld that results in any such information being untrue or misleading in any material respect.

7                                        MISCELLANEOUS

7.1                              This Letter shall constitute a Credit Document.

7.2                              The provisions of Section 11.01 (Payment of Expenses, etc.) of the Facility Agreement shall apply to this Letter as if they were expressly incorporated in this Letter with any necessary modifications and for the avoidance of doubt shall be payable by Euronav.

7.3                              The provisions of Section 11.03 (Notices) of the Facility Agreement shall apply to this Letter as if they were expressly incorporated in this Letter with any necessary modifications.

7.4                              All other terms and conditions of the Facility Agreement and the other Credit Documents and are to remain in full force and effect notwithstanding the amendments made pursuant to this Letter.

7.5                              This Letter may be executed in any number of counterparts.

8                                        GOVERNING LAW

8.1                              This Letter and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York.

Yours faithfully

/s/ Martin Lunder
/s/ Henning Lyche Christiansen
for and on behalf of
Nordea Bank AB (Publ), New York Branch
as Facility Agent and Collateral Agent

We hereby acknowledge receipt of the above Letter and confirm our agreement to the terms thereof and confirm that the Credit Documents to which we are a party (and as amended in accordance with the terms of this letter) shall remain in full force and effect and shall continue to stand as security for our obligations under the Facility Agreement and the Credit Documents.

/s/ George Fikaris
for and on behalf of
GENER8 MARITIME SUBSIDIARY II INC.
as Borrower

The Parent hereby confirms and acknowledges that it has read and understood the terms and conditions of the above Letter and agrees in all respects to the same and confirms that the guaranty in Section 12 (Guaranty) of the Facility Agreement shall remain in full force and effect and shall continue to stand as security for the guaranteed Obligations stated therein.

/s/ George Fikaris
for and on behalf of
GENER8 MARITIME, INC.
as Parent

We hereby acknowledge receipt of the above Letter and confirm our agreement to the terms thereof.

/s/ H. De Stoop
/s/ E. Verbeeck
for and on behalf of
EURONAV NV

We hereby acknowledge receipt of the above Letter and confirm our agreement to the terms thereof.

/s/ Martin Lunder
/s/ Henning Lyche Christiansen
for and on behalf of
Nordea Bank AB (Publ), New York Branch
as a Lender

We hereby acknowledge receipt of the above Letter and confirm our agreement to the terms thereof.

/s/ Authorized Signatory
for and on behalf of
Citibank N.A., London Branch
as a Lender

We hereby acknowledge receipt of the above Letter and confirm our agreement to the terms thereof.

/s/ Authorized Signatory
for and on behalf of
CTBC BANK CO., LTD
as a Lender

We hereby acknowledge receipt of the above Letter and confirm our agreement to the terms thereof.

/s/ Andrew J. Shohet
/s/ Cathleen Buckley
for and on behalf of
DNB Capital LLC
as a Lender

We hereby acknowledge receipt of the above Letter and confirm our agreement to the terms thereof.

/s/ Wijnand Botman
/s/ Sona Krijger Dolbakyan
for and on behalf of
DVB Bank SE
as a Lender

We hereby acknowledge receipt of the above Letter and confirm our agreement to the terms thereof.

/s/ Jan-Willem Schellingerhout
/s/ Michael de Visser
for and on behalf of
NIBC BANK N.V.
as a Lender

We hereby acknowledge receipt of the above Letter and confirm our agreement to the terms thereof.

/s/ Mats Holmstrom
/s/ Olof Kajerdt
for and on behalf of
Skandinaviska Enskilda Banken AB (publ)
as a Lender

We hereby acknowledge receipt of the above Letter and confirm our agreement to the terms thereof.

/s/ T. P. Blazich
/s/ Edward F. Kubillis
for and on behalf of
Siemens Financial Services, Inc.
as a Lender

Exhibit A

EXECUTION VERSION

EURONAV GUARANTY

EURONAV GUARANTY, dated as of March 29, 2018 (as amended, modified, restated and/or supplemented from time to time, this “Euronav Guaranty”), made by Euronav NV, a company incorporated in Belgium whose registered address is at de Gerlachekaai 20, B-2000, Antwerp, Belgium (“Euronav”). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, Gener8 Maritime, Inc. (the “Gener8”), Gener8 Maritime Subsidiary II Inc. (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), Nordea Bank AB (Publ), New York Branch (f/k/a Nordea Bank Finland Plc, New York Branch), as Facility Agent and as Collateral Agent (in such capacity, together with any successor Facility Agent, the “Facility Agent”), have entered into a Credit Agreement, dated as of September 3, 2015 (as amended by that certain consent, supplemental and amendment letter (“Consent and Amendment Letter”), dated as of March 28, 2018 and as further amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to the Borrower as contemplated therein (the Lenders, the Collateral Agent and the Facility Agent are herein called the “Lender Creditors”);

WHEREAS, Gener8 and the Borrower may at any time and from time to time enter into, or guaranty the obligations of one or more Subsidiary Guarantors or any of their respective Subsidiaries under, one or more Interest Rate Protection Agreements or Other Hedging Agreements with respect to the Borrower’s obligations under the Credit Agreement with respect to the outstanding Loans and/or Commitment from time to time with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”);

WHEREAS, pursuant to the Merger Agreement, Gener8 will become a wholly-owned subsidiary of Euronav (the “Merger”);

WHEREAS, it is a condition to the waivers and amendments set forth in the Consent and Amendment Letter that Euronav provide a Guaranty of the Guaranteed Obligations, as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to Euronav, the receipt and sufficiency of which are hereby acknowledged, Euronav hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

1.              Guaranty.

Euronav hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety, (i) to the Lender Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of, premium, if any, and interest on the Notes, if any, issued by, and the Loans made to, the Borrower under the Credit Agreement, and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or any similar provision of any Debtor Relief Laws, would become due), liabilities and indebtedness owing by the Borrower to the Lender Creditors (in the capacities referred to in the definition of Lender Creditors) under the Credit Agreement and each other Credit Document to which the Borrower is a party (including, without limitation, indemnities, fees and interest thereon (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding under any Debtor Relief Laws at the rate provided for in the Credit Agreement, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and any such other Credit Document and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in all such Credit Documents (all such principal, premium, interest, liabilities, indebtedness and obligations being herein collectively called the “Credit Document Obligations”); and (ii) to each Other Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or any similar provision of any Debtor Relief Laws, would become due), liabilities and indebtedness (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding under any Debtor Relief Laws at the rate provided for in the respective Interest Rate Protection Agreements or Other Hedging Agreements, whether or not such interest is an allowed claim in any such proceeding) owing by the Borrower under any Interest Rate Protection Agreement or Other Hedging Agreement entered into in respect of the Borrower’s obligations with respect to the outstanding Loans and/or Commitments from time to time, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in each such Interest Rate Protection Agreement and Other Hedging Agreement to which it is a party (all such obligations, liabilities and indebtedness being herein collectively called the “Other Obligations” and, together with the Credit Document Obligations, the “Guaranteed Obligations”).  If any or all of the Guaranteed Obligations of the Borrower to the Secured Creditors becomes due and payable hereunder, Euronav unconditionally and irrevocably, promises to pay such indebtedness to the Facility Agent and/or the other Secured Creditors, or order, on demand, together with any and all reasonable documented out-of-pocket expenses which may be incurred by the Facility Agent and the other Secured Creditors in collecting any of the Guaranteed Obligations.

2.              Bankruptcy.

Additionally, Euronav unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations (including, without limitation, all interest accruing subsequent to the commencement of any case, proceeding or other action relating to any Credit Party under any Debtor Relief Laws, and all interest which, but for any such case, proceeding or other action would otherwise accrue) to the Secured Creditors whether or not due or payable by the Borrower or any other Credit Party upon the occurrence of any of the events specified in Section 9.05 of the Credit Agreement, and irrevocably, unconditionally and jointly and severally promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand, in lawful money of the United States.

3.              Nature of Liability.

The liability of Euronav hereunder is primary, absolute and unconditional, exclusive and independent of any security for or other guaranty of the Guaranteed Obligations, whether executed by Euronav, any other guarantor or by any other party, and the liability of Euronav hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Secured Creditor on the Guaranteed Obligations which any such Secured Creditor repays to the Borrower or any other Credit Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Borrower waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Secured Creditors as contemplated in Section 5, or (g) any invalidity, irregularity or enforceability of all or any part of the Guaranteed Obligations or of any security therefor.

4.              Independent Obligation.

The obligations of Euronav hereunder are several and are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against Euronav whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions.  Euronav waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.  Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Euronav.

5.              Authorization.

Euronav authorizes the Secured Creditors without notice or demand (except as shall be required by applicable statute or this Agreement and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

(a)                                 in accordance with the terms and provisions of this Euronav Guaranty, the Credit Agreement and the other Credit Documents, change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Euronav Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(b)                                 take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c)                                  exercise or refrain from exercising any rights against the Borrower, any other Credit Party or others or otherwise act or refrain from acting;

(d)                                 release or substitute any one or more endorsers, guarantors, the Borrower, other Credit Parties or other obligors;

(e)                                  settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Secured Creditors;

(f)                                   apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

(g)                                  consent to or waive any breach of, or any act, omission or default under, this Euronav Guaranty, the Credit Agreement, any other Credit Document, any Interest Rate Protection Agreement or any Other Hedging Agreement or any of the instruments or agreements referred to herein or therein, or, pursuant to the terms of the Credit Documents, otherwise amend, modify or supplement this Euronav Guaranty, the Credit Agreement, any other Credit Document, any Interest Rate Protection Agreement or any Other Hedging Agreement or any of such other instruments or agreements; and/or

(h)                                 take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Euronav from its liabilities under this Euronav Guaranty or the Credit Agreement.

6.              Reliance.

This Euronav Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.  No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have hereunder.  No notice to or demand on Euronav in any case shall entitle Euronav to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand.  It is not necessary for any Secured Creditor to inquire into the capacity or powers of Euronav or any of their respective Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

7.              Subordination.

Any indebtedness of the Borrower now or hereafter owing to Euronav is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Secured Creditors; and if the Facility Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to Euronav shall be collected, enforced and received by Euronav for the benefit of the Secured Creditors and be paid over to the Facility Agent on behalf of the Secured Creditors on account of the Guaranteed Obligations to the Secured Creditors, but without affecting or impairing in any manner the liability of Euronav under the other provisions of this Euronav Guaranty.  Prior to the transfer by Euronav of any note or negotiable instrument evidencing any such indebtedness of the Borrower to Euronav, Euronav shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.  Without limiting the generality of the foregoing, Euronav hereby agrees with the Secured Creditors that they will not exercise any right of subrogation which they may at any time otherwise have as a result of this Euronav Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.  If and to the extent required in order for the Guaranteed Obligations of Euronav to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of Euronav hereunder shall be limited to the greatest amount which can lawfully be guaranteed by Euronav, under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under this Section 7.

8.              Waiver.

(a)                                 Euronav waives any right (except as shall be required by applicable law and cannot be waived) to require the Secured Creditors to: (i) proceed against the Borrower, any other guarantor of the Guaranteed Obligations or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor of the Guaranteed Obligations or any other party or (iii) pursue any other remedy in any Secured Creditor’s power whatsoever.  Euronav hereby irrevocably waives any defenses it may now or hereafter have in any way relating to any and all of the following: (a) based on or arising out of any defense of the Borrower, any other guarantor of the Guaranteed Obligations or any other party, other than payment in full in cash of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor of the Guaranteed Obligations or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full in cash of the Guaranteed Obligations; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Credit Document; (c) any taking, exchange, release or nonperfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from Euronav Guaranty or any other guaranty, for all or any of the Guaranteed Obligations; (d) any law or regulation of any foreign jurisdiction or any other event affecting any term of a Guaranteed Obligation; and (e) any other circumstance (including, without limitation, any statute of limitations or any existence of or reliance on any representation by the Facility Agent or any other Secured Creditor) that might otherwise constitute a defense available to, or a discharge of, such Guarantor, any other Credit Party or any other guarantor or surety other than payment in full in cash of the Guaranteed Obligations.  The Secured Creditors may, at their election, foreclose on any security held by the Facility Agent, the Collateral Agent or any other Secured Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Secured Creditors may have against the Borrower, or any other party, or any security, without affecting or impairing in any way the liability of Euronav hereunder except to the extent the Guaranteed Obligations have been paid in cash. Euronav waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Euronav against the Borrower or any other party or any security.

(b)                                 Euronav waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Euronav Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations.  Euronav assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Euronav assumes and incurs hereunder, and agrees that neither the Facility Agent nor any of the other Secured Creditors shall have any duty to advise Euronav of information known to them regarding such circumstances or risks.

Euronav warrants and agrees that each of the waivers set forth above in this Section 8 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

9.              Guaranty Matters.

(a)                                 The Secured Creditors agree that this Euronav Guaranty may be enforced only by the action of the Facility Agent or the Collateral Agent, in each case acting upon the instructions of the Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Other Obligations) and that no other Secured Creditors shall have any right individually to seek to enforce or to enforce this Euronav Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Facility Agent or the Collateral Agent or, after all the Credit Document Obligations have been paid in full, by the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Euronav Guaranty.  The Secured Creditors further agree that this Euronav Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of Euronav.

(b)                                 The Facility Agent and Collateral Agent will hold in accordance with this Euronav Guaranty all collateral at any time received under this Euronav Guaranty. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Euronav Guaranty each such Secured Creditor acknowledges and agrees that the obligations of the Facility Agent and Collateral Agent as enforcer of this Euronav Guaranty and interests herein are only those expressly set forth in this Euronav Guaranty and in Section 10 of the Credit Agreement.  The Facility Agent and Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Section 10 of the Credit Agreement.

10.       Representations and Warranties.

In order to induce the Lenders to enter into the Consent and Amendment Letter and to maintain Loans to the Borrower pursuant to the Credit Agreement, and in order to induce the Other Creditors to execute, deliver and perform the Interest Rate Protection Agreements and Other Hedging Agreements, Euronav represents, warrants and covenants that:

(a)                                 it (i) is a duly organized and validly existing corporation, in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority, as the case may be, to own its property and assets and to transact the business in which it is currently engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business as currently conducted requires such qualification, except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)                                 it has the corporate or other applicable power and authority to execute, deliver and perform the terms and provisions of this Euronav Guaranty and has taken all necessary corporate or other applicable action to authorize the execution, delivery and performance by it of this Euronav Guaranty.  Euronav has duly executed and delivered this Euronav Guaranty, and this Euronav Guaranty constitutes the legal, valid and binding obligation of Euronav enforceable against it in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c)                                  Neither the execution, delivery or performance by it of this Euronav Guaranty, nor compliance by it with the terms and provisions hereof, will (i) contravene any provision of any applicable law, statute, rule or regulation or any applicable order, judgment, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material properties or assets of Euronav or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or credit agreement, or any other material agreement, contract or instrument, to which Euronav or any of its Subsidiaries is a party or by which it or any of its material property or assets is bound or to which it may be subject or (iii) violate any provision of the Organizational Documents of Euronav or any of its Subsidiaries.

(d)                                 No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date when required and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Euronav Guaranty by Euronav or (ii) the legality, validity, binding effect or enforceability of this Euronav Guaranty.

(e)                                  There are no actions, suits, investigations (conducted by any governmental or other regulatory body of competent jurisdiction) or proceedings pending or, to Euronav’s knowledge, threatened against Euronav or any of its Subsidiaries (i) with respect to this Euronav Guaranty or (ii) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

11.       Successions and Assigns.

This Euronav Guaranty shall be binding upon Euronav and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.

12.       Amendments, Waiver, etc.

Neither this Euronav Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of Euronav and with the written consent of (x) the Facility Agent (or, to the extent required by Section 11.13 of the Credit Agreement, with the written consent of the Required Lenders) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full; provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors.  For the purpose of this Euronav Guaranty, the term “Class” shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations.  For the purpose of this Euronav Guaranty, the term “Requisite Creditors” of any Class shall mean (x) with respect to the Credit Document Obligations, the Required Lenders (or, to the extent required by Section 11.13 of the Credit Agreement, each Lender) and (y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements and Other Hedging Agreements entered into with respect to the Loans (and/or the Commitments).

13.       Acknowledgement.

Euronav acknowledges that an executed (or conformed) copy of each of the Credit Documents and each existing Interest Rate Protection Agreement or Other Hedging Agreement has been made available to a senior officer of Euronav and such officer is familiar with the contents thereof.

14.       Set-Off.

In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Secured Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any “Event of Default” as defined in the Credit Agreement and any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement continuing after any applicable grace period), each Secured Creditor is hereby authorized, at any time or from time to time, without notice to Euronav or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of Euronav, against and on account of the obligations and liabilities of Euronav to such Secured Creditor under this Euronav Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

15.       Notices.

Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including emailed, telegraphic or telecopier communication) and mailed, emailed, telecopied or delivered:  if to Euronav, at de Gerlachekaai 20, B-2000 Antwerp, Belgium, Attention: Chief Financial Officer, E-mail: financial@euronav.com, Telephone No.: +32 3 247 44 11, Telecopier No.: +32 3 247 44 09; if to any Secured Creditor, at its address specified opposite its name on Schedule II to the Credit Agreement; and if to the Facility Agent, at its address specified opposite its name on Schedule II to the Credit Agreement; or, as to any other Credit Party, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Secured Creditor, at such other address as shall be designated by such Secured Creditor in a written notice to the Borrower and the Facility Agent.  All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by email or telecopier, be effective when sent by email or telecopier, except that notices and communications to the Facility Agent or Euronav shall not be effective until received by the Facility Agent or Euronav, as the case may be.

16.       Settlement.

If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower or any other Credit Party) then and in such event Euronav agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Euronav, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower or any other Credit Party, and Euronav shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

17.       Governing Law, Jurisdiction, etc.

(a)                                 THIS EURONAV GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  Any legal action or proceeding with respect to this Euronav Guaranty may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York in each case which are located in New York County in the City of New York, and, by execution and delivery of this Euronav Guaranty, Euronav hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Euronav hereby further irrevocably waives (to the fullest extent permitted by applicable law) any claim that any such court lacks personal jurisdiction over Euronav, and agrees not to plead or claim in any legal action or proceeding with respect to this Euronav Guaranty brought in any of the aforesaid courts that any such court lacks personal jurisdiction over Euronav.  Euronav further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Euronav at its address set forth in Section 15 hereof, such service to become effective 30 days after such mailing.  Euronav hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Euronav in any other jurisdiction.

(b)                                 Euronav hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Euronav Guaranty brought in the courts referred to in clause (a) above and hereby further irrevocably waives (to the fullest extent permitted by applicable law) and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)                                  EURONAV AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS EURONAV GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS EURONAV GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18.       Legal Validity.

Euronav and each Secured Creditor (by its acceptance of the benefits of this Euronav Guaranty) hereby confirms that it is its intention that this Euronav Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform

Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law.  To effectuate the foregoing intention, Euronav and each Secured Creditor (by its acceptance of the benefits of this Euronav Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by Euronav shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of Euronav that are relevant under such laws, result in the Guaranteed Obligations of Euronav in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

19.       Counterparts.

This Euronav Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original (including if delivered by facsimile transmission), but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with Euronav and the Facility Agent.

20.       Payments; Judgment Shortfall.

(a)                                 All payments made by Euronav hereunder will be made without setoff, counterclaim or other defense, will be made in the currency or currencies in which the respective Guaranteed Obligations are then due and payable and will be made on the same basis as payments are made by the Borrower under Sections 4.03 and 4.04 of the Credit Agreement.

(b)                                 The obligations of Euronav under this Euronav Guaranty to make payments in the respective currency or currencies in which the respective Obligations are required to be paid (such currency being herein called the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Facility Agent, the Collateral Agent or the respective other Secured Creditor of the full amount of the Obligation Currency expressed to be payable to the Facility Agent, the Collateral Agent or such other Secured Creditor under this Euronav Guaranty or the other Credit Documents or any Interest Rate Protection Agreements or any Other Hedging Agreements, as applicable.  If for the purpose of obtaining or enforcing judgment against Euronav in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (quoted by the Facility Agent, determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(c)                                  If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, Euronav, covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

(d)                                 For purposes of determining any rate of exchange for this Section 20, such amounts shall include any reasonable premium and costs payable in connection with the purchase of the Obligation Currency.

21.       Effect of Agreement.

This Euronav Guaranty shall for all purposes under the Credit Agreement and the other Credit Documents constitute a Credit Document.  The definition of Euronav Guaranty in the Credit Agreement shall be deemed to include this Euronav Guaranty.

22.       Effectiveness.

This Euronav Guaranty shall become effective on the Merger Effective Date (as defined in the Credit Agreement).

*  *  *

IN WITNESS WHEREOF, Euronav has caused this Euronav Guaranty to be executed and delivered as of the date first above written.

EURONAV NV

By:
Name:
Title:

[Signature Page to Euronav NV Guaranty]

Accepted and Agreed to:
NORDEA BANK AB (Publ), NEW YORK BRANCH, as Facility Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Euronav NV Guaranty]